UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005

Aspect Medical Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24663	04-2985553

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

141 Needham Street
Newton, Massachusetts	02464-1505

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 559-7000

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
SIGNATURE

Item 1.01 Entry into Material Definitive Agreement

     On February 17, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Aspect Medical Systems, Inc. (“Aspect”) adopted the 2005 bonus plan (the “2005 Bonus Plan”) for its executive officers (collectively, the “Executives”). The 2005 Bonus Plan provides for a one-time cash bonus payable during the first quarter of 2006, the amount of such bonus to be determined based upon the achievement of certain pre-determined corporate and individual performance objectives established by the Compensation Committee, including (i) corporate revenue and profit targets, which account for up to 80% of the bonus amount, and (ii) the achievement of personal performance goals, such as controlling expenses, demonstrating effective leadership, integrity, teamwork, excellence and accountability, and the achievement of personal objectives that are aligned with each Executive’s individual area of responsibility, which account for up to 20% of the bonus amount. In addition, the portion of each individual Executive bonus that is tied to corporate revenue and profits is calculated by a formula that weighs the degree of Aspect’s achievement of the financial goals against the targets that are established for the year. Depending on the Executive’s job function, the target bonus that an Executive is eligible to receive under the 2005 Bonus Plan ranges between 45% and 75% of his or her then annual salary when 100% of the corporate plan for both revenue and profit targets is achieved. The maximum bonus than any Executive can receive is equal to two times his or her target if the Company achieves 177% of the profit target for the year.

     Also on February 17, 2005, the Compensation Committee determined the bonus awards to be made to the Executives for 2004 performance. The awards, which are set forth below, were based upon the achievement of certain pre-determined corporate and individual performance objectives established by the Compensation Committee, including (i) corporate revenue and profit targets, which account for up to 80% of the bonus amount, and (ii) the achievement of personal performance goals, such as controlling expenses, demonstrating effective leadership, integrity, teamwork, excellence and accountability, and the achievement of personal objectives that are aligned with each Executive’s individual area of responsibility, which account for up to 20% of the bonus amount:

Name of Executive	2004 Bonus Award
Nassib G. Chamoun	$203,156.25
Boudewijn Bollen	$168,275.00
J. Neal Armstrong	$145,595.31
Scott D. Kelley, M.D.	$83,294.06
William Floyd	$112,751.72

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT MEDICAL SYSTEMS, INC.
Date: February 24, 2005	By:	/s/ Nassib G. Chamoun
Nassib G. Chamoun
President and Chief Executive Officer